UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2015

ANAVEX LIFE SCIENCES CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-51652	98-0608404
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

51 West 52nd Street, 7th Floor, New York, NY USA 10019
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code 1-844-689-3939

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.03.	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 26, 2015, Anavex Life Sciences Corp., a Nevada corporation (the “Company”), held a special meeting of stockholders (the “Meeting”) as prescribed in the Proxy Statement filed by the Company with the SEC on February 13, 2015. At the Meeting, as described under Item 5.07 below, the stockholders of the Company approved an amendment to the Company’s Articles of Incorporation to increase the Company’s authorized common stock, par value $0.001 per share (“Common Stock”), from 150,000,000 to 400,000,000 shares, which amendment became effective upon the filing of a Certificate of Amendment (“Amendment”) with the Secretary of State of Nevada on March 27, 2015.

The Amendment is attached and filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the Meeting, six (6) proposals were submitted for a vote of the Company’s stockholders and the related results are as follows:

Proposal No. 1: The election of Christopher Missling, Ph.D., Athanasios Skarpelos, Bernd Metzner, Ph.D. and Elliot Favus, M.D. for terms until the next annual meeting of stockholders or until each such director’s successor shall have been duly elected and qualified. The stockholders elected each of the four (4) directors by the following votes:

Director	Votes For	Votes Withheld	Broker Non-Votes
Christopher Missling, Ph.D.	18,230,254	308,051	16,346,920
Athanasios Skarpelos	18,238,211	300,094	16,346,920
Bernd Metzner, Ph.D.	18,358,531	179,774	16,346,920
Elliot Favus, M.D.	15,532,631	3,005,674	16,346,920

Proposal No. 2: The approval of a non-binding advisory resolution approving the compensation of the Company’s named executive officers, as described in the “Executive and Director Compensation” section and compensation tables and narrative disclosure of the Company’s Proxy Statement. The stockholders approved the non-binding advisory resolution on executive compensation by the following votes:

Votes For	17,485,200
Votes Against	719,705
Abstentions	333,400
Broker Non-Votes	16,346,920

Proposal No. 3: The approval of a non-binding resolution regarding the frequency of future advisory votes on the compensation of the Company’s named executive officers which could be held every year, every two (2) years or every three (3) years. The stockholders approved the non-binding advisory resolution regarding the frequency of future votes on executive compensation with respect to every three (3) years as follows:

1 Year	5,178,888
2 Years	1,064,988
3 Years	12,199,552
Abstentions	94,877

The Company has decided to set the frequency of future advisory votes on the compensation of the Company’s named executive officers at every three (3) years going forward.

Proposal No. 4: The stockholders ratified BDO USA, LLP as the Company’s independent registered public accounting firm by the following votes:

Votes For	34,446,371
Votes Against	277,823
Abstentions	161,031

Proposal No. 5: Charter amendment to increase the amount of shares of authorized Common Stock. The stockholders authorized the amendment of the Company’s Articles of Incorporation to increase the Company’s authorized Common Stock from 150,000,000 to 400,000,000 shares as follows:

Votes For	28,989,615
Votes Against	4,674,450
Abstentions	1,221,160
Broker Non-Votes	0

Proposal No. 6: Regarding a vote to amend the Company’s Articles of Incorporation to authorize up to 10,000,000 shares of preferred stock of the Company, par value $0.001 per share. The stockholders did not submit enough affirmative votes to approve the amendment of the Company’s Articles of Incorporation as set forth in the proposal with respect to authorizing 10,000,000 shares of blank-check preferred stock of the Company:

Votes For	13,301,577
Votes Against	4,862,479
Abstentions	374,249
Broker Non-Votes	16,346,920

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

3.1.	Certificate of Amendment to the Articles of Incorporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANAVEX LIFE SCIENCES CORP.

/s/ Christopher Missling
Name: Christopher Missling, Ph.D.
Title: Chief Executive Officer
Date: March 30, 2015